Exhibit 99.1

January 11, 2023

Ma’aden and Ivanhoe Electric to Establish a 50/50 Joint Venture to
Explore for Copper, Gold, Silver and Electric Metals in the
Kingdom of Saudi Arabia

Saudi Exploration Joint Venture to Deploy the Disruptive Power of
Typhoon™ on a Wide Scale Covering Approximately 48,500 km2 of
the Underexplored Arabian Shield

Ma’aden to make a US$126.4 Million Strategic Investment into
Ivanhoe Electric to Fund the Joint Venture and the Company’s
US Projects

PHOENIX, ARIZONA & RIYADH, SAUDI ARABIA – Ivanhoe Electric (NYSE American: IE; TSX: IE) Executive Chairman Robert Friedland, and President and Chief Executive Officer Taylor Melvin, are pleased to announce that the Company has today executed a binding Heads of Terms (the “Agreement”) with Saudi Arabian Mining Company Ma’aden (“Ma’aden”) (Saudi Stock Exchange Tadawul: 1211). Ma’aden is among the fastest growing mining companies in the world and the largest multi-commodity mining and metals company in the Middle East, with a vision of being a sustainable mining champion with a global presence. Ma’aden explores for, and mines, minerals within Saudi Arabia including gold, silver, copper, zinc, phosphate and other industrial minerals and has a market capitalization of approximately US$48 billion.

The Agreement sets out the binding framework for a strategic investment of US$126.4 million by Ma’aden into the common stock of Ivanhoe Electric and the concurrent establishment of a 50/50 exploration joint venture in Saudi Arabia (the “Joint Venture”).

This Agreement was signed today at the Future Minerals Forum taking place in Riyadh, Saudi Arabia, and is expected to be completed by the end of Q1 2023.

Key Terms of the Strategic Investment

•	Ivanhoe Electric will issue approximately 10.2 million new common shares to Ma’aden at a price of US$12.38 per share for gross proceeds of US$126.4 million, resulting in Ma’aden becoming a 9.9% shareholder. Ma’aden will have anti-dilution rights to allow it to maintain its 9.9% ownership.

•	US$60 million of the gross proceeds are to be retained by Ivanhoe Electric for use in advancing its US mineral projects, and for working capital and general corporate purposes.

•	Ma’aden to obtain the right to appoint one independent director to the Ivanhoe Electric Board of Directors, bringing the Company’s board size to nine members.

Key Terms of the Joint Venture

•	Ivanhoe Electric and Ma’aden will establish a new Saudi Arabian exploration Joint Venture which will be owned 50/50 and established for an initial term of 5 years. It may be extended up to 10 years upon mutual agreement.

•	Ma’aden will make available approximately 48,500 km2 of land under exploration license or license application within Saudi Arabia for exploration by the Joint Venture.

•	Ivanhoe Electric will contribute approximately US$66 million to the Joint Venture, of which up to US$13 million will be used to fund the purchase of three new generation TyphoonTM machines which will be owned by the Joint Venture. Prior to the delivery of the new Typhoon™ units, Ivanhoe Electric will make available an existing Typhoon™ unit to commence surveying in Saudi Arabia.

•	Ivanhoe Electric will provide the Joint Venture with a royalty-free license to use Typhoon™ within Saudi Arabia for the purpose of mineral exploration. The license will remain exclusive to the Joint Venture in Saudi Arabia and effective while the Joint Venture is continuing.

•	The Joint Venture will operate through an equally constituted board of directors and Technical Committee.

Mr. Friedland commented from the Future Minerals Forum, currently taking place in Riyadh, Saudi Arabia: “Today’s agreement is our first major transaction since successfully completing our IPO in mid-2022. The deal combines a conventional corporate-level investment with a groundbreaking exploration Joint Venture centered around the application of Ivanhoe Electric’s disruptive Typhoon™ technology in the Kingdom of Saudi Arabia. Ma’aden’s announced investment is a clear vote of confidence by a major mining company in our US projects and in our vision to re-invent mining for the electrification of everything, by agreeing to become one of our largest shareholders.”

Mr. Friedland continued, “This Joint Venture in Saudi Arabia will set us down a new path with Typhoon™. This will be the first wide-scale use and deployment of our disruptive geophysical surveying tool to a third party for the mutual benefit of both companies and their stakeholders. When Ma’aden proposed the idea of using the world’s best geophysical surveying tool on one of the world’s most prospective but underexplored land areas in the Kingdom, our entire team jumped at the opportunity to be a part of this new venture with its potential impact on Vision 2030.”

Ma’aden Chief Executive Officer Mr. Robert Wilt commented: “Ma’aden’s strategic investment in Ivanhoe Electric is a critically important moment in our journey to becoming a leading supplier of strategic minerals, which will fuel global economic growth over the coming decade. Though our partnership with Ivanhoe Electric we are advancing our capability to unlock the potential of our exploration portfolio to secure supply of strategic minerals and strengthening our international presence. We are continually looking at opportunities like this one to develop Saudi Arabia’s tremendous mineral wealth and Ivanhoe Electric is an ideal partner.”

The Disruptive Power of Typhoon™ and Highly Advanced Computational Geoscience Inc. Software to Seek Hidden Mineral Deposits in the Saudi Desert

Typhoon™ is the brand name for Ivanhoe Electric’s proprietary electrical geophysical surveying transmitter, which can detect the presence of sulfide minerals containing copper, nickel, gold and silver (as well as water and oil). The technology was developed by our former parent I-Pulse to unlock exploration in areas where potential deposits are hidden by cover, where target depths exceed the range of conventional geophysical surveying systems, or where the scale and topography of an exploration target area prevents efficient and cost-effective conventional surveying.

Typhoon™ achieves this through its unique specifications, which includes a current output of up to 200 amps and a voltage output of up to 10,000 volts. The transmitter uses switches and capacitance systems which generate a very pure and stable transmitted signal, resulting in an extremely high signal-to-noise ratio. Typhoon™ is also capable of transmitting both induced polarization and electromagnetic signals, meaning that the same transmitter can be used to search for a wide variety of mineral deposit types.

Typhoon™ was specifically developed to effectively conduct large surveys and identify deep geophysical anomalies in environments that have highly resistive surface conditions, such as those seen in the Arabian Shield. Typhoon™ is the ideal tool for surveying many parts of Saudi Arabia where the bedrock is hidden by sand and gravel cover that can exceed 1 kilometer in depth – as similarly experienced at Ivanhoe Electric’s Santa Cruz project in Arizona, USA.

Ivanhoe Electric currently has three Typhoon™ units and three more will be produced for the Joint Venture in the first half of 2024. Three additional Typhoon™ units on order with I-Pulse will be delivered subsequently to Ivanhoe Electric. When the construction and delivery of these six new generation units is completed, the global fleet of Typhoon™ units will have tripled from three to nine.

Mr. Melvin commented: “Typhoon™ is a transformational technology and a unique asset for Ivanhoe Electric. The machines and supporting CGI data analytics can potentially unlock remarkable new business opportunities for us. We intend to increase the number of Typhoon™ units to meet the future exploration needs of Ivanhoe Electric in the US and to support new opportunities. The Joint Venture with Ma’aden is just our first foray into how we can best capture the value of Typhoon™ outside of exploring our own projects.”

Typhoon™ Sees What Other Technologies Cannot

Ivanhoe Electric Proprietary Typhoon™ Technology

Click on the video link below

https://vimeo.com/787764594/3476c7c38f

Ivanhoe Electric also controls a data inversion business, Computational Geosciences Inc. (“CGI”). CGI was founded in 2010 to commercialize innovative technology developed at the University of British Columbia, Canada to improve and enhance mineral exploration. The CGI technology consists of sophisticated codes to process geophysical data and build 3D subsurface images that could indicate the presence of various metals and minerals. The data processing and artificial intelligence software developed by CGI complements our Typhoon™ technology and represents the only software product that can process the full spectrum of geophysical data produced by Typhoon™ efficiently.

CGI will process the tremendous amounts of data that will be produced by the Saudi exploration Joint Venture.

Typhoon™ in action at Ivanhoe Electric’s Tintic Copper-Gold Project in Utah, USA

Completion Expected by the End of Q1 2023

The Agreement signed today in Riyadh is a framework agreement that sets out the binding parameters of the transactions disclosed today. It will be replaced by a more detailed definitive agreement which the parties have agreed will include the key terms from today’s Agreement, and which may only be changed if required to satisfy legal or regulatory requirements, for the establishment of the Saudi Arabian Joint Venture entity, or if required to meet the technical specifications and needs for the use of Typhoon™ in the Kingdom. The Agreement will terminate three months from signing if the more detailed definitive agreements are not executed by such time.

Other Terms of the Agreement

•	Ivanhoe Electric will obtain a five-year standstill preventing Ma’aden from increasing its shareholding beyond 19.9% without approval from Ivanhoe Electric’s Board of Directors.

•	Ma’aden will agree for five years to vote in favor of certain matters as a shareholder for so long as it has its director appointment right, including to vote in favor of the election of all director nominees and to vote in favor of all matters that have been approved by a majority of the independent directors of Ivanhoe Electric.

•	Ma’aden will also agree for five years not to dispose of any shares, except under certain conditions.

•	A Technical Committee will supervise the exploration activities of the Joint Venture including an initial “land identification stage” where the land Ma’aden is making available will be reviewed and reduced to the most prospective areas for TyphoonTM deployment. This will be followed by generative exploration and drilling stages aimed at identifying mineral resources.

•	Ivanhoe Electric will be the operator during the exploration phase. Ma’aden will assume operatorship if an economically viable deposit is found and is designated by the Joint Venture for further development.

•	Ivanhoe Electric will provide training and development to an agreed number of employees of the Joint Venture, on mineral exploration, geology, and the operation of the Typhoon™ units.

•	The parties have agreed to discuss the potential for a local Saudi stock exchange listing for the Joint Venture entity, and to discuss the potential for Ivanhoe Electric to convert its equity interest in future discoveries into royalties.

The transactions also remain subject to certain conditions being satisfied, including:

•	Negotiation and execution of the definitive agreements.
•	Approval of a supplemental listing application from the New York Stock Exchange.
•	Toronto Stock Exchange approval.
•	Other customary regulatory approvals.

The disclosure of the transactions in this press release is necessarily of a summary nature and is qualified by text of the Heads of Terms itself which will be filed with the US Securities Exchange Commission.

About Ma’aden

Ma’aden is the largest multi-commodity mining and metals company in the Middle East and among the fastest-growing mining companies in the world, with revenues of SAR 26.7 billion (US$7.12 billion) in 2021. Ma’aden is developing the mining industry into the third pillar of the Saudi economy in line with Vision 2030, and aims to be a role model in responsible and sustainable operations. Ma’aden operates 17 mines and sites, has 6,000+ direct employees and exports products to over 30 countries. Ma’aden is embarking on massive growth over the next 18 years across phosphate, aluminum, gold, copper and new minerals.

Website https://www.maaden.com.sa/

About Ivanhoe Electric

Ivanhoe Electric is an American technology and mineral exploration company that is re-inventing mining for the electrification of everything by combining advanced mineral exploration technologies, renewable energy storage solutions and electric metals projects predominantly located in the United States. Ivanhoe Electric uses its Typhoon™ transmitter, an accurate and powerful geophysical survey system, together with advanced data analytics provided by its subsidiary, Computational Geosciences, to accelerate and de-risk the mineral exploration process as well as to potentially discover deposits of critical metals that may otherwise be undetectable by traditional exploration technologies. Through its controlling interest in VRB Energy, Ivanhoe Electric also develops and manufactures advanced grid-scale vanadium redox battery storage systems. Finally, through advancing its portfolio of electric metals projects located primarily in the United States, headlined by the Santa Cruz Copper Project in Arizona and the Tintic Copper-Gold Project in Utah, as well as projects in Montana, Oregon and North Carolina, Ivanhoe Electric is also well positioned to support American supply chain independence by delivering the critical metals necessary for electrification of the economy.

Contact Information

Valerie Kimball, Director of Investor Relations

+1.720.933.1150

Website www.ivanhoeelectric.com

Forward-Looking Statements

Certain statements in this news release constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable US and Canadian securities laws. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect the company’s current expectations regarding future events, performance and results and speak only as of the date of this news release.

Such statements in this news release include, without limitation: uncertainties as to the timing of entering into definitive agreements, including the potential failure to enter into definitive agreements at all; the Company and Ma’aden’s ability to satisfy the conditions to the proposed transactions on the anticipated timeline or at all; the satisfaction of conditions, including applicable regulatory clearances and approvals; the risk that the Joint Venture, if established, will not be successful in its exploration activities and fail to identify any economically viable mineral deposits; the risk that even if an economically viable mineral deposit is identified that the Company may have limited ability to monetize its interest in such a discovery; and other risks detailed in the Company’s Registration Statement on Form S-1, as amended, filed with the US Securities and Exchange Commission and base PREP prospectus filed with Canadian securities commissions.

Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including changes in the prices of copper or other metals Ivanhoe Electric is exploring for; the results of exploration and drilling activities and/or the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations; the final assessment of exploration results and information that is preliminary; the significant risk and hazards associated with any future mining operations, extensive regulation by the US government as well as local governments; changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with the company to perform as agreed; and the impact of political, economic and other uncertainties associated with operating in foreign countries, and the impact of the COVID-19 pandemic and the global economy. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements described in Ivanhoe Electric’s registration statement on Form S-1, as amended, filed with the US Securities and Exchange Commission and base PREP prospectus filed with Canadian securities commissions.

No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this news release. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, the company does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this news release, and Ivanhoe Electric expressly disclaims any requirement to do so.

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